Exhibit 10.1

AMENDMENT NO. 2 TO ADMINISTRATIVE AGENCY AGREEMENT

This Amendment No. 2 to the Administrative Agency Agreement dated as of July 30, 2012, is entered into among UNITED STATES COMMODITY INDEX FUNDS TRUST, a Delaware statutory trust (the “Trust”) on its own behalf and on behalf of the United States Commodity Index Fund, United States Copper Index Fund, United States Agriculture Index Fund and United States Metals Index Fund, UNITED STATES COMMODITY FUNDS LLC, a Delaware limited liability company and Sponsor of the Trust (the “Sponsor”), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH & Co.” or the “Administrator”),

WITNESSETH:

WHEREAS, the Trust, Sponsor and BBH & Co. entered into an Administrative Agency Agreement dated as of July 22, 2010 (the “Agreement”);

WHEREAS, the Agreement was amended by the Trust, the Sponsor and BBH & Co. as of December 16, 2010; and

WHEREAS, the Trust, Sponsor and BBH & Co. wish to amend the Custodian Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust, Sponsor and BBH & Co. hereby agree as follows:

1.	Expenses and Compensation. Item 6 of the Agreement “Expenses and Compensation” is deleted in its entirety and replaced with the following:

Expenses and Compensation. For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, the Sponsor shall pay the Administrator, a fee based on such fee schedule as may from time to time be agreed upon in writing among the Sponsor, the Trust, on its own behalf and on behalf of each series therein, and the Administrator. Additional services performed by the Administrator as requested by the Sponsor on behalf of the Trust and any series therein shall be subject to additional fees as mutually agreed from time to time. In addition to any such fees, the Administrator shall bill the Sponsor separately for any out-of-pocket disbursements of the Administrator based on an out-of-pocket disbursement schedule as may from time to time be agreed upon in writing among the Sponsor, the Trust and the Administrator. The foregoing fees and disbursements shall be billed to the Sponsor for the Trust on behalf of each series, by the Administrator and shall be paid promptly by wire transfer or other appropriate means to the Administrator.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be duly executed as of the date first above written.

UNITED STATES COMMODITY INDEX FUNDS TRUST, on its own behalf and on behalf of the United States Commodity Index Fund, United States Copper Index Fund, United Agriculture Index Fund and United States Metals Index Fund

By: United States Commodity Funds LLC, as Sponsor

/s/ Howard Mah
Name: Howard Mah
Title: Management Director

UNITED STATES COMMODITY FUNDS LLC

/s/ Howard Mah
Name: Howard Mah
Title: Management Director

BROWN BROTHERS HARRIMAN & CO.

/s/ James R. Kent
Name: James R. Kent
Title: Managing Director